EXHIBIT 23(b)


                          CONSENT OF ERNST & YOUNG, LLP


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Omega Healthcare Investors, Inc. 2000 Stock Incentive Plan of our report dated March 16, 2001, except for the third and seventh paragraphs of Note 15, as to which the date is March 30, 2001, with respect to the consolidated financial statements of Omega Healthcare Investors, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                                             ERNST & YOUNG, LLP

Chicago, Illinois
May 21, 2001